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                                                                 EXHIBIT 10.10

                          CHANGE OF CONTROL AGREEMENT



         This Agreement is entered into as of December 5, 1997, by and between HealthCor Holdings, Inc. (the "Company") and ______________ (the "Key Executive").

                             PRELIMINARY STATEMENTS

         A. The Company has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Key Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as defined below); and

         B. This Agreement sets forth the compensation which the Company agrees it will pay to the Key Executive if the Key Executive's employment with the Company terminates under the circumstances described herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein and to induce the Key Executive to continue to exert his best efforts on behalf of the Company, the parties agree as follows:

                             STATEMENT OF AGREEMENT

         1.      Severance Compensation upon Termination Following Change in
Control.

                 The Company shall pay to the Key Executive the Severance Payment (defined below) under the following circumstances: (i) if within 360 days following a Change in Control the Key Executive terminates his employment with the Company for Good Reason (as defined in Section 2(c) below), or (ii) if within 360 days following a Change of Control or during the 60 day period immediately preceding a Change of Control, the Company terminates the Key Executive without Cause (as defined in Section 2(d) below). The Severance Payment shall be
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payable in equal biweekly payments during the 12 month period immediately following such termination.

         2.      Definitions.

                 (a) SEVERANCE PAYMENT. Severance Payment" shall mean an amount equal to the Key Executive's biweekly salary as of the day immediately preceding the date of the Change of Control (or as of the date on which the Key Executive was terminated without Cause within 90 days prior to a Change of Control) multiplied by 26.

                 (b) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if
         (i) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become a beneficial owner, other than any currently existing beneficial owner of common stock as of the date of this Agreement, (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of the Company's outstanding common stock; (ii) both of S. Wayne Bazzle and Cheryl C. Bazzle are no longer employed by the Company; or (iii) the Company sells substantially all of its assets.

                 (c) GOOD REASON. For purposes of this Agreement, "Good Reason" for the Key Executive to terminate his employment after a Change in Control shall mean any of the following events which take place after a Change of Control or within the 60 day period immediately preceding a Change of
Control:

                           (i) any reduction of the Key Executive's base salary in effect on the date hereof or as increased from time to time during the term of this Agreement;




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                          (ii)    a relocation of the place of Key Executive's
                 employment to a location which is more than 50 miles from the place of his employment immediately prior to the Change in Control; or

                          (iii) a change in the assignment of duties to the Key Executive which are not commensurate with the duties normally performed by the Key Executive.

                 (d) CAUSE. For purposes of this Agreement, the Company shall have "Cause" to terminate the Key Executive's employment and shall not be obligated to make any payments hereunder in the event the Key Executive has:
(i) committed an act of deceit or breach of fiduciary duty in the performance of Key Executive's duties as an employee of the Company; (ii) grossly neglected or willfully failed in any way to perform substantially the duties of such employment; or (iii) acted or failed to act in any other way that reflects materially and adversely upon the Company. In the event of a termination of Key Executive's employment by the Company for Cause, the Company shall deliver to Key Executive at the time the Key Executive is notified of the termination of his employment a written statement setting forth in reasonable detail the facts and circumstances claimed by the Company to provide a basis for the termination of the Key Executive's employment for Cause.

                 (e) TERMINATION DATE. For the purposes of this Agreement, "Termination Date" shall mean the date on which the Key Executive's employment with the Company is terminated.

         3. Term. This Agreement shall remain in full force and effect until October 31, 2000.

         4.      Successor to the Company.


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                 (a)      The Company will require any successor or assign
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement with the Key Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Key Executive to terminate the Key Executive's employment for Good Reason irrespective of whether or not a Change in Control has occurred. As used in this Agreement, "Company" include any successor or assign to its business and/or assets as described above.

                 (b) If the Key Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Key Executive's devisee, legatee or other designee or, if there be no such designee, to the Key Executive's estate. This Agreement shall, therefore, inure to the benefit of and be enforceable by the Key Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         5. Applicable Law . Any and all disputes, controversies or claims arising under or in connection with this Agreement, including without limitation, the general validity or enforceability of this Agreement, shall be governed by the laws of the State of Texas, without giving effect to its conflict of laws provisions and shall be submitted to binding arbitration before one arbitrator of the American Arbitration Association conducted in Dallas County under the laws of the State of Texas. All fees and expenses of any arbitration, including the Key Executive's reasonable legal fees and costs, shall be paid by the Company. The award of the



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arbitrator shall be final and enforceable in the courts of Texas.  All costs of enforcement shall be borne by the Company.

         6. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Key Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                            [Signature Page Follows]




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           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 HEALTHCOR HOLDINGS, INC.





                                 By:
                                    ----------------------------------------
                                      S. Wayne Bazzle
                                      Chairman and Chief Executive Officer




                                 -------------------------------------------
                                      Name:




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        Schedule of HealthCor Officers with Change of Control Agreement



Joel Williams
Judith Kremers
Mary Barton
Philip Dowling
Deryl Jay
M. Sue Collins
Stephen Cohen
Sandra Lloyd
Mollie Mouton
Sandi Murray




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